Exhibit (a)(1)(v)
Offer To Purchase For Cash
All Outstanding Shares of Common Stock
of
ASPEN TECHNOLOGY, INC.
a Delaware corporation
at
$265.00 NET PER SHARE
Pursuant to the Offer to Purchase dated February 10, 2025
by
EMERSUB CXV, INC.
a wholly owned subsidiary of
EMERSON ELECTRIC CO.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON MARCH 10, 2025, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

February 10, 2025
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated February 10, 2025 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and which, together with the Offer to Purchase, each as may be amended or supplemented from time to time, constitute the “Offer”) in connection with the offer by Emersub CXV, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Emerson Electric Co., a Missouri corporation (“Parent”), to purchase, subject to certain conditions, including the Unaffiliated Tender Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Aspen Technology, Inc., a Delaware corporation (“AspenTech”), at a price of $265.00 per Share, net to the seller in cash, without interest (the “Offer Price”) and subject to any withholding of taxes, upon the terms and subject to the conditions of the Offer.
THE BOARD OF DIRECTORS OF ASPENTECH, ACTING ON THE UNANIMOUS RECOMMENDATION OF A SPECIAL COMMITTEE COMPRISED SOLELY OF INDEPENDENT AND DISINTERESTED DIRECTORS, HAS RECOMMENDED THAT YOU ACCEPT THE OFFER AND TENDER YOUR SHARES PURSUANT TO THE OFFER.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.
Please note carefully the following:
1.	The offer price for the Offer is $265.00 per Share, net to you in cash, without interest and subject to any withholding of taxes.
2.	The Offer is being made for all outstanding Shares.
3.
The Offer is being made in connection with the Agreement and Plan of Merger, dated as of January 26, 2025 (together with any amendments or supplements thereto, the “Merger Agreement”), among AspenTech, Parent and Purchaser, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into AspenTech, without a meeting of AspenTech’s stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), and AspenTech will be the surviving corporation and an indirect wholly owned subsidiary of Parent (such merger, the “Merger”). At the effective time of the Merger, each Share issued and then outstanding (other than Shares held by AspenTech, Parent, Purchaser, or any of their respective wholly owned subsidiaries, or by stockholders of AspenTech who have perfected their statutory rights of appraisal under the DGCL) will be converted into the right to receive an amount in cash equal to the Offer Price, without any interest thereon and subject to any withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.
4.	The Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Time, on March 10, 2025, unless the Offer is extended by Purchaser or earlier terminated.
5.	The Offer is subject to the conditions described in Section 22 of the Offer to Purchase. The Offer is not subject to any financing condition.
6.
The Board of Directors of AspenTech, acting on the unanimous recommendation of a special committee comprised solely of independent and disinterested directors, has recommended that you accept the Offer and tender your shares pursuant to the Offer.

7.
Tendering stockholders who are record owners of their Shares and who tender directly to Equiniti Trust Company, LLC, the depository for the Offer, will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 5 of the Letter of Transmittal, transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer, which is currently scheduled to be one minute after 11:59 p.m., Eastern Time, on March 10, 2025.
The Offer is being made to all holders of Shares. Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, “blue sky” or other valid laws of such jurisdiction. If Purchaser becomes aware of any U.S. state in which the making of the Offer or the acceptance of Shares pursuant thereto would not be in compliance with an administrative or judicial action taken pursuant to a U.S. state statute, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
ASPEN TECHNOLOGY, INC.
a Delaware corporation
at
$265.00 NET PER SHARE
Pursuant to the Offer to Purchase dated February 10, 2025
by
EMERSUB CXV, INC.
a wholly owned subsidiary of
EMERSON ELECTRIC CO.
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 10, 2025 (“Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and which, together with the Offer to Purchase, each as may be amended or supplemented from time to time, constitute the “Offer”), in connection with the offer by Emersub CXV, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Emerson Electric Co., a Missouri corporation, to purchase, subject to certain conditions, including the satisfaction of the Unaffiliated Tender Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Aspen Technology, Inc., a Delaware corporation, at a price of $265.00 per Share, net to the seller in cash, without interest and subject to any withholding of taxes, upon the terms and subject to the conditions of the Offer.
The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:	SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery by the Expiration Date (as defined in the Offer to Purchase).

Dated:

Signature(s)

Please Print Name(s)

Address:
(Include Zip Code)

Area code and Telephone no.

Tax Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.